UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2006 (March 1, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2006, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) executed a Commercial Manufacturing Agreement (the “Agreement”) with Cardinal Health PTS, LLC (“Cardinal”), effective December 30, 2005.

Under this Agreement, Cardinal has agreed to manufacture Oracea™, the Company’s lead product candidate for the treatment of rosacea, for the Company.  Oracea is a modified release formulation of a sub-anti-microbial dose of doxycycline.  Pursuant to the terms of the Agreement, the Company has agreed to (i) furnish to Cardinal a rolling forecast of product quantities for the subsequent twelve-month period, the first three months of which shall become binding, and (ii) pay Cardinal a fee for the product, subject to an annual adjustment.  The Agreement has an initial term of four years unless earlier terminated pursuant to the terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: March 3, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)